UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2012

SONOCO PRODUCTS COMPANY

Commission File No. 0-516

Incorporated under the laws	I.R.S. Employer Identification
of South Carolina	No. 57-0248420

1 N. Second St.

Hartsville, South Carolina 29550

Telephone: 843/383-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company’s annual meeting of shareholders was held on April 18, 2012. The following matters, as described more fully in the Company’s Proxy Statement, were approved by the shareholders at this meeting:

(1)	The following directors were elected:

		VOTES
	Term	For	Withheld	Broker Non-Votes
Pamela L. Davies	3 years	73,248,727	2,126,875	12,787,962
Harris E. DeLoach, Jr.	3 years	73,236,100	2,139,502	12,787,962
Edgar H. Lawton, III	3 years	72,741,836	2,633,766	12,787,962
John E. Linville	3 years	73,179,797	2,195,805	12,787,962
John R. Haley	1 year	74,357,716	1,017,886	12,787,962

(2)	Selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2012 was ratified. The shareholders voted 84,979,688 for and 2,795,631 against ratification, with 388,245 votes abstaining and no broker non-votes.

(3)	The advisory (non-binding) shareholder resolution on Executive Compensation was approved. The shareholders voted 71,814,802 for and 1,829,331 against the resolution, with 1,731,469 votes abstaining and 12,787,962 broker non-votes.

(4)	The 2012 Long-Term Incentive Plan was approved. The shareholders voted 66,147,839 for and 7,787,858 against approval, with 1,439,905 votes abstaining. There were 12,787,962 broker non-votes with respect to this matter.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONOCO PRODUCTS COMPANY

Date: April 20, 2012	By:	/s/ Barry L. Saunders
Barry L. Saunders
Vice President and Chief Financial Officer

3